UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 29, 2010 (June 29, 2010)
VANGUARD HEALTH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	333-71934	62-1698183

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

20 Burton Hills Boulevard, Suite 100, Nashville, Tennessee	37215

(Address of principal executive offices)	(Zip Code)
Registrant’s Telephone Number, including area code (615) 665-6000
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
The information set forth below under Item 7.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.02.
Item 7.01 Regulation FD Disclosure.
In connection with the Notes Offering (as defined in Item 8.01) Vanguard is disclosing under Item 7.01 of this Current Report on Form 8-K the information included as Exhibit 99.1. This information, some of which has not been previously reported (including certain supplemental and revised disclosure regarding Vanguard’s business, such as recent developments, risk factors, capitalization data and certain unaudited pro forma financial information), is excerpted from the Confidential Offering Memorandum dated June 29, 2010 that is being circulated in connection with the Notes Offering described in Item 8.01.

Item 8.01 Other Events.
On June 29, 2010, Vanguard announced that its wholly-owned subsidiaries Vanguard Health Holding Company II, LLC (“VHS Holdco II”) and Vanguard Health Holding Company I, LLC (“VHS Holdco I”), plan to issue an aggregate principal amount of up to $225.0 million of 8% senior notes due 2018 (the “Notes”) in a private placement (“Notes Offering”). The Issuers intend to use the net proceeds from the Notes Offering, together with cash on hand, to finance Vanguard’s acquisition of substantially all of the assets of The Detroit Medical Center, a Michigan non-profit corporation, consisting primarily of eight acute care and specialty hospitals in the Detroit, Michigan metropolitan area and related healthcare facilities, and to pay related fees and expenses. If the acquisition is not consummated, the proceeds of the Notes Offering will be used for general corporate purposes, including other acquisitions. A copy of the press release, dated June 29, 2010, announcing the Notes Offering is attached as Exhibit 99.2 and is incorporated herein by this reference.
The Notes have not been registered under the Securities Act of 1933, as amended. The Notes may not be offered or sold within the United States or to U.S. persons, except to “qualified institutional buyers” in reliance on the exemption from registration provided by Rule 144A and to certain persons in offshore transactions in reliance on Regulation S. You are hereby notified that sellers of the Notes may be relying on the exemption from the provisions of Section 5 of the Securities Act of 1933, as amended, provided by Rule 144A. This announcement does not constitute an offer to sell or the solicitation of an offer to buy Notes in any jurisdiction in which such an offer or sale would be unlawful.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.	The exhibits filed as part of this Current Report on Form 8-K are listed in the Exhibit Index which is located at the end of this Current Report on Form 8-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: June 29, 2010	VANGUARD HEALTH SYSTEMS, INC.
(Registrant)

	BY:	/s/ Gary D. Willis Gary D. Willis
Senior Vice President & Chief Accounting Officer

VANGUARD HEALTH SYSTEMS, INC.
EXHIBIT INDEX

Exhibit No.	Description

99.1	Supplemental and revised excerpts from the Confidential Offering Memorandum dated June 29, 2010.

99.2	Press Release of Vanguard Health Systems, Inc. dated June 29, 2010 announcing the Notes Offering.